UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2025

Picard Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of

1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2025 (the “Effective Date”), Picard Medical, Inc., a Delaware corporation (the “Company”) entered into a short-term bridge financing in the form of an unsecured promissory note (the “Note”) with Fang Family Fund, LLC (“FFF I”), an affiliate of Mr. Richard Fang, the Chairman of the Company’s Board of Directors (the “Board”), pursuant to which FFF I agreed to lend the Company an aggregate principal amount of $1,000,000 (the “Principal Amount”). The Company intends to use the proceeds for general corporate purposes, including short-term working capital, liquidity management, and to fund near-term operating expenses. The Principal Amount bears interest at a rate of six percent (6%) per annum, compounded annually, and is payable, along with all accrued and unpaid interest, on November 27, 2026 (the “Maturity Date”). The Company may prepay the Note, in whole or in part, at any time without premium or penalty.

Mr. Fang is the Company’s Chairman of the Board and may be deemed a related person under Item 404(a) of Regulation S-K. As of Effective Date, the aggregate dollar amount involved in the transaction is $1,000,000, consisting of the Principal Amount, plus any interest payable in accordance with the terms of the Note and any fees or expenses reimbursable thereunder. Aside from the obligations of the Company to repay principal, interest, and any applicable fees and expenses, there are no other material ongoing obligations of the Company to Mr. Fang in connection with the Note.

The transaction was reviewed and approved by the disinterested members of the Audit Committee of the Board and ratified by the disinterested members of the Board. The Audit Committee reviewed the transaction and determined that the terms of the Note, including the interest rate and other economic terms, are fair to, and on terms no less favorable to, the Company than could have been obtained in a comparable transaction with an unaffiliated third party.

The Company entered into the Note to address short-term liquidity needs and currently expects to repay the Note at or prior to maturity from cash generated by operations and/or the proceeds of future financing or refinancing transactions, but no assurances can be given regarded the timing or availability of such sources.

The foregoing description of the Note does not purpose to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant..

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Promissory Note, dated November 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Patrick NJ Schnegelsberg
	Name:	Patrick NJ Schnegelsberg
	Title:	Chief Executive Officer

Dated: November 26, 2025

2